                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                   VPC Impact Acquisition Holdings Sponsor
                                       II,LLC
Address of Joint Filer:                c/o Victory Park Capital Advisors, LLC
                                       150 North Riverside Plaza, Suite 5200
                                       Chicago, IL 60606

Relationship of Joint
Filer to Issuer:                       10% Owner, Director

Issuer Name and Ticker
of Trading Symbol:                     VPC Impact Acquisition Holdings II [VPCB]

Date of Event Requiring Statement:
(Month/Day/Year):                      03/12/2021

Name of Joint Filer:                   Richard M. Levy

Address of Joint Filer:                c/o VPC Park Capital Advisors, LLC
                                       150 North Riverside Plaza, Suite 5200
                                       Chicago, IL 60606

Relationship of Joint
Filer to Issuer:                       10% Owner

Issuer Name and Ticker
of Trading Symbol:                     VPC Impact Acquisition Holdings II [VPCB]

Date of Event Requiring Statement:
(Month/Day/Year):                      03/12/2021